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                                                                   EXHIBIT 10.42


                            FIRST AMENDMENT TO LEASE

         This FIRST AMENDMENT TO LEASE is made this 1st day of May, 2002 by and between Newport Center BP LLC a Florida Limited Liability Company as successor in interest to Glenborough Properties, L.P., a California limited partnership (the "Landlord") and Mackenzie Investment Management, Inc., a Delaware Corporation (the "Tenant").

                                WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated September 18, 1998 (the "Original Lease"), with respect to certain premises measuring 5,245 rentable square feet (the "Premises"), in the buildings located at 1239-1287 East Newport Center Drive, Suites 106 & 205, Deerfield Beach, Florida 33442 (the "Building"), which premises are more particularly described in the Original Lease;

         WHEREAS, Landlord and Tenant now mutually hereby desire to amend the Lease upon the terms and conditions as set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

         1. Tenant wishes to extend the Term of the Lease to commence May 1, 2002 and to expire on April 30, 2003.

         2. The Annual Base Rent and Monthly Installments of Base Rent described in paragraphs 2.2 and 2.9 of the Lease shall be modified as follows:

                                             Monthly        Annually
                  5/1/02 Through 4/30/03    $6,009.90      $72,118.75


         3. CONDITION OF PREMISES: Tenant agrees to take the Premises in an "as-is" condition.

         4. RENTABLE SQUARE FEET: The parties agree that for the purposes of this Lease the Premises shall be deemed to consist of approximately 5,245 Rentable Square Feet and the Building shall be deemed to consist of approximately 61,786 Rentable Square Feet, as measured by Landlord's predecessor in accordance with the methods of calculating areas and volumes of buildings, as promulgated by The American Institute of Architects. The Rentable Square Feet shall mean the square footage of the Premises measured from the exterior roofline. Landlord and Tenant acknowledge and accept the square footage as set forth in the Lease and neither Landlord nor Tenant shall have the right to demand remeasurement or recalculation of the Rentable Square Feet amounts within the Building or the Premises.








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5.       MISCELLANEOUS:

         (a) The Lease, unless otherwise amended by this First Amendment to Lease is in full force and effect. There are no promises, understandings, agreements or commitments between Landlord and Tenant, except as expressly set forth in the Lease, as amended.

         (b) Except as described in the Lease, Tenant does not have (i) any right or option to renew or extend the term of the Lease; (ii) any right or option to lease the space within the building beyond the space Tenant is currently leasing ("Premises"): or
                  (iii) any preferential right, option or right of first refusal to purchase all or part of the Premises or the building or property of which they are a part.

         (c) The Lease has been properly executed by Tenant, is in full force and effect, and constitutes the binding obligation of Tenant.

         (d) To Tenant's actual knowledge without investigation, the Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or the passage of time or both, would result in a default by the Landlord under the Lease.

         (e) Except for those improvements described in this First Amendment to Lease, the Premises and all improvements to the Premises required to be made by Landlord under the Lease have been completed and furnished in accordance with the provisions of the Lease and have been accepted by Tenant. All required contributions or payments by Tenant to the Landlord on account of improvements to the Premises (whether performed by Landlord or otherwise) have been received in full by the Tenant. Tenant has no presently accrued defenses offset, liens, claims or credits against rent or other amounts payable by Tenant under the Lease.

         (f) Tenant is not entitled to and has made no agreement with Landlord or its agents, or employees concerning future free rent, partial rent, rebate of rental payments, credit or offset or reduction in rent, or any other type of rental concession, including without limitation, lease support payments or lease buy-outs.

         (g) Tenant is obligated to pay monthly base rent to Landlord at the rate set forth in the Lease. Except as to any application of security deposits against Base Rent as described in the Lease, no monthly base rent has been paid more than (1) month in advance of its due date.

         (h) To the best knowledge of Tenant, no actions, whether voluntary or otherwise are pending against Tenant or the trade name or assumed name under which tenant conducts business at the Premises under the bankruptcy laws of the United States.

         (i) Tenant does not use, and to the best of the Tenant's knowledge, the Premises have not been used by Tenant for storage, generation or use of toxic or hazardous materials ("Hazardous Materials") in violation of applicable laws. Tenant has not received any notice from any governmental authority that its operations on the Premises constitute a violation of or require special procedures under building, zoning, environmental or other applicable laws or ordinances and Tenant has no knowledge of any such violation which has not been satisfied.

         (j)      Except as set forth in this First Amendment, the Lease is not



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                  otherwise modified and where the provisions of this First
                  Amendment conflict with the Lease, this First Amendment shall control.


IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment to Lease as of the day and year first written above.


WITNESS:                   LANDLORD:

                           NEWPORT CENTER BP LLC, A FLORIDA LIMITED
                           LIABILITY CORPORATION

                           By:  /s/ Leo Ghitis
------------------             -----------------------------------------

                           Title:  President 5/6/02
------------------               ---------------------------------------


WITNESS:                   TENANT:

                           MACKENZIE INVESTMENT MANAGEMENT, INC., A
                           DELAWARE CORPORATION

/s/ George Cavenas         By: /s/ Robert E. Perry
------------------            ------------------------------------------
/s/ Peggy Meyer            Name:   Robert E. Perry
------------------             -----------------------------------------
                                             (print name)
                           Title:   CTO
                                 ---------------------------------------